EXHIBIT 1.3


                           JOINT FILING AGREEMENT

            This JOINT FILING AGREEMENT, dated as of May 19, 2000, is made by and between Fortress Brookdale Acquisition LLC ("FBA"), Fortress Registered Investment Trust., a Delaware business trust ("FRIT"), Fortress Investment Fund LLC, a Delaware limited liability company ("FIF"), Fortress Fund MM LLC, a Delaware limited liability company ("FFMM"), Fortress Investment Group LLC, a Delaware limited liability company ("FIG"), and Fortress Investment Holdings LLC, a Delaware limited liability company ("FIH"). FBA, FRIT, FIF, FFMM, FIG and FIH collectively referred to herein as the "Parties" and each individually as a "Party." Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that Schedule 13D is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the Parties without the necessity of filing additional joint acquisition statements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.

            IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.



                           FORTRESS BROOKDALE ACQUISITION LLC


                           By:  /s/  Randal A. Nardone
                               -----------------------------------------------
                               Randal A. Nardone
                               as Vice President, Chief Operating Officer and Secretary of Fortress Registered Investment Trust, the sole member of Fortress Brookdale Acquisition LLC


                             FORTRESS REGISTERED INVESTMENT TRUST


                           By:  /s/  Randal A. Nardone
                               -----------------------------------------------
                               Randal A. Nardone
                               as Vice President, Chief Operating
                               Officer and Secretary


                             FORTRESS INVESTMENT FUND LLC


                           By:  /s/  Randal A. Nardone
                               -----------------------------------------------
                               Randal A. Nardone
                               as Chief Operating Officer and
                               Secretary of Fortress Fund MM,
                               LLC, managing member of Fortress
                               Investment Fund, LLC


                              FORTRESS FUND MM LLC


                           By:  /s/  Randal A. Nardone
                               -----------------------------------------------
                               Randal A. Nardone
                               Chief Operating Officer and Secretary



                               FORTRESS INVESTMENT GROUP LLC


                           By:  /s/  Randal A. Nardone
                               -----------------------------------------------
                               Randal A. Nardone
                               as Chief Operating Officer



                               FORTRESS INVESTMENT HOLDINGS LLC


                           By:  /s/  Randal A. Nardone
                               -----------------------------------------------
                               Randal A. Nardone
                               as Manager